Exhibit 99.1


                BJ's Restaurants, Inc. Opens in Orlando, Florida


   HUNTINGTON BEACH, Calif.--(BUSINESS WIRE)--April 18, 2007--BJ's Restaurants, Inc. (NASDAQ:BJRI) today announced the opening of its 58th restaurant in Orlando, Florida on April 17, 2007. The new BJ's Restaurant & Brewhouse is located at 4151 Conroy Road across from the Mall at Millenia. The restaurant is approximately 8,500 square feet, contains 270 seats and features BJ's extensive menu that includes BJ's signature deep dish pizza, award winning handcrafted beer and our famous Pizookie(R) dessert. BJ's highly detailed, contemporary decor and the concept's unique video statement, with several high definition flat panel televisions, together create a high energy, fun and family-friendly dining environment for everyone to enjoy. Hours of operation are from 11:00 a.m. to 12:00 midnight Sunday through Thursday, and 11:00 a.m. to 1:00 a.m. Friday and Saturday.

   "We are excited to bring the BJ's restaurant concept to the Orlando market," commented Jerry Deitchle, President and CEO. "The Orlando restaurant represents our second restaurant in central Florida, and we currently plan to open additional restaurants in this area during the next several years." The Orlando restaurant represents the Company's third new restaurant opening to date during 2007. The Company reiterates its objective to open as many as 13 new restaurants during 2007 and thereby increase its total operating weeks by 20% to 25% during the year. All prospective locations for potential 2007 openings have been secured, and five new restaurants are currently under construction. Additionally, the Company is well under way with identifying several prospective locations for potential 2008 and 2009 openings.

   BJ's Restaurants, Inc. currently owns and operates 58 casual dining restaurants under the BJ's Restaurant and Brewery, BJ's Restaurant and Brewhouse or BJ's Pizza & Grill brand names. BJ's restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, sandwiches, soups, pastas, entrees and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The Company operates several microbreweries which produce and distribute BJ's critically acclaimed handcrafted beers throughout the chain. The Company's restaurants are located in California (35), Texas (8), Arizona (4), Colorado (3), Oregon (3), Nevada (2), Florida (2) and Ohio (1). The Company also has a licensing interest in a BJ's restaurant in Lahaina, Maui. Visit BJ's Restaurants, Inc. on the web at www.bjsrestaurants.com.

   Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking statements" for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) our ability to manage an increasing number of new restaurant openings, (ii) construction delays, (iii) labor shortages, (iv) minimum wage increases (v) food quality and health concerns, (vi) factors that impact California, where 35 of our current 58 restaurants are located, (vii) restaurant and brewery industry competition, (viii) impact of certain brewery business considerations, including without limitation, dependence upon suppliers and related hazards, (ix) consumer trends, (x) potential uninsured losses and liabilities, (xi) fluctuating commodity costs including food and energy, (xii) trademark and servicemark risks,
(xiii) government regulations, (xiv) licensing costs (xv) beer and liquor regulations, (xvi) loss of key personnel, (xvii) inability to secure acceptable sites, (xviii) limitations on insurance coverage,
(xix) legal proceedings, (xx) other general economic and regulatory conditions and requirements, (xxi) and numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. BJ's Restaurants, Inc. undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

   For further information, please contact Greg Levin of BJ's
Restaurants, Inc. (714) 500-2440.

   CONTACT: BJ's Restaurants, Inc.
            Greg Levin, 714-500-2440